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                                                                   EXHIBIT 24.7


                               POWER OF ATTORNEY


         THE UNDERSIGNED director of aaiPharma Inc. (the "Company") hereby appoints William L. Ginna, Jr., Gregory S. Bentley, John P. Hogan and Albert N. Cavagnaro and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") registration statements on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Act"), or other appropriate forms, for the purpose of registering up to $175,000,000 of the Company's 11% Senior Subordinated Notes Due 2010 in an exchange offer for all of the Company's $175,000,000 11% Senior Subordinated Notes Due 2010 currently outstanding, and any and all amendments, including post-effective amendments, and exhibits to such registration statements, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statements or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

         EXECUTED on the 26th day of April, 2002.


                                    /s/ John M. Ryan
                                    -------------------------------------------
                                    John M. Ryan